SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2006
Crown Crafts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

916 S. Burnside Avenue, Gonzales, LA	70737

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (225) 647-9100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 13, 2006, Crown Crafts, Inc. (the "Company") was informed that William P. Payne has decided that he will not stand for re-election at the Company's 2006 Annual Meeting of Stockholders so that he may devote more time to other matters. Mr. Payne has served as a director of the Company since July 2001 and is a member of the Compensation Committee. Mr. Payne will continue to serve as a director and a member of the Compensation Committee until the expiration of his term at the 2006 Annual Meeting of Stockholders on August 8, 2006. Mr. Payne's decision was not due to any disagreements with the Company on any matter relating to the Company's operations, policies or practices.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.
Date: June 16, 2006	By:	/s/ Amy Vidrine Samson
Amy Vidrine Samson,
Vice President and Chief Financial Officer